                                  EXHIBIT 99.3


                  SONUS ANNOUNCES TERMINATION OF AGREEMENT WITH
                   DAIICHI PHARMACEUTICAL CO., LTD. OF JAPAN

     COMPANY IN DISCUSSION WITH OTHER PARTIES FOR LICENSING OF ECHOGEN(R) IN
                                  PACIFIC RIM

BOTHELL, WASH., November 30, 1998 - SONUS Pharmaceuticals, Inc. (Nasdaq: SNUS) today announced that the EchoGen(R) (perflenapent injectable emulsion) licensing agreement with Daiichi Pharmaceutical Co., Ltd. of Japan has been terminated.

"We appreciate Daiichi's work in taking EchoGen(R) through phase 1 trials in Japan," said Michael A. Martino, president and COO of SONUS Pharmaceuticals. "However, we were concerned about the lack of clinical progress following the completion of the initial trials. We already are talking to other companies that have expressed an interest in obtaining the licensing rights to EchoGen(R) and QW7437 (SonoGen(TM)), our next ultrasound contrast agent in development, in the Pacific Rim."

SONUS and Daiichi signed an agreement in March 1995, giving Daiichi marketing and distribution rights to EchoGen(R) in Japan and nine other Pacific Rim nations. Under the agreement, Daiichi was responsible for the timely clinical development of EchoGen(R) and the management of the agent's registration with Japanese regulatory authorities.

Daiichi completed the first clinical trial in December 1997, which examined the safety and efficacy of EchoGen(R) in 64 normal human subjects. Clinical investigators conducting the study concluded that EchoGen(R) produced sufficient effect for intravenous myocardial contrast echocardiography without any significant adverse events. There has been no additional clinical work on EchoGen(R) in Japan since the completion of the initial study.

The clinical development of EchoGen(R) in Japan is part of an ongoing effort of global commercialization of the ultrasound contrast agent. In July 1998, EchoGen(R) was approved in the 15 countries of the European Union. In the U.S., the Company recently filed an amendment to the EchoGen(R) New Drug Application which is currently under FDA review. EchoGen(R) clinical trial experience exceeds 1,800 patients in various clinical conditions worldwide.

SONUS Pharmaceuticals, Inc., based in Bothell, Wash., is engaged in the research and development of ultrasound contrast agents and drug delivery systems based on its proprietary PhaseShift(TM) fluorocarbon technology. The Company's products are being investigated to improve the diagnosis and treatment of heart disease, cancer and other debilitating conditions.

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
Contact:       Investors                           Media
               ---------                           -----
               Gregory Sessler                     Kelly Ford
               SONUS Pharmaceuticals, Inc.         SONUS Pharmaceuticals, Inc.
               (425) 487-9500                      (425) 487-9500

Certain of the statements made in this news release are forward looking such as those relating to licensing discussions for, and global commercialization of EchoGen(R) and QW7437. As discussed in SONUS' annual report on Form 10-K filed March 31, 1998, actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: the use of EchoGen(R) and QW7437 for certain indications will require extensive clinical testing, the results of which may be different than preliminary study results; EchoGen(R) and QW7437 will require regulatory approval, which approval is subject to certain regulatory requirements and can be lengthy and ultimately will depend on a number of factors including safety and efficacy; and market acceptance of EchoGen(R) and QW7437, which will depend on a number of factors, including safety, efficacy, ease of administration and the presence of competitive imaging products or technologies. There can be no assurance that SONUS will find a suitable partner for the commercialization of EchoGen(R) or QW7437 in the Pacific Rim territories, or that FDA approval or approval in other countries will be obtained.

NOTE: SONUS Pharmaceuticals' press releases are available via PR Newswire's Company News on Call service. To receive previous SONUS press releases via fax, dial 1-800-758-5804, ext. 108377. SONUS releases also can be accessed on the Internet at http://www.prnewswire.com. Additional information about SONUS can be accessed at the SONUS Homepage, http://www.sonuspharma.com.

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